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                                                                  EXHIBIT 10.11


                       Letter of Intent for Joint Venture
                                    Between
                     Integrated Communication Network, Inc.
                                      And
                    Global Industry Development & Trade Ltd.


Effective June 1st 1999, Integrated Communications Network Inc. (ICN) and Global Industry Development & Trade Ltd. (GIDT) (sometimes hereinafter referred to as the "parties") enter into this letter of intent, for the purpose of formulating a Joint Venture as set forth below.

The parties shall enter into a Joint Venture for the purpose of developing a unique call center business in the United States, utilizing a global call center infrastructure based on a unique business approach developed by Jonathan Rosenberg. This approach utilizes the latest available switching and compression technologies in conjunction with low-cost, offshore personnel, as described in a confidential business plan summary forwarded to ICN by Jonathan Rosenberg.

The parties have agreed to the following:

1. The parties will register a new corporation for the purpose of this Joint Venture by the name of Internet Call Centers Inc. (ICCI), of which 60% of the shares will be owned by PhoneXchange Inc., and 40% will be owned by Global Industry Development & Trade LTD (GIDT).

2. The funding for all related hardware and software related equipment, including, but not limited to, switching, compression, computer and CSR stations will be infused through a Joint Venture with a European-based group of investors.

3. The intent of the parties is to sell call center services around the country either through newly acquired call center entities or directly to the end users, i.e. thousands of companies in diverse industries having customer service requirements which are paying anywhere between $0.70-$0.90 per minute for CSR in-bound services.

4.  The responsibility of the JV partners has been identified as follows:

    Global Industry Development & Trade LTD - will act as the developing partner and will assist PhoneXchange Inc. will all aspects of developing the required implementation strategy for this project in order to bring it to a successful operational start.

    ICN - will be responsible for all setup, installation and operating issues during the development period and after.

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5.   During the development period, starting with the confirmation of funding, which is expected to last approximately 6 months, ICN will pay GIDT a monthly retainer of $12,500, payable at the first of every month. This sum will cover all out-of-pocket expenses that GIDT may incur. This retainer obligation on behalf of ICN will be for a minimum period of 6 months, commencing July 1st 1999.

6. The parties have agreed that, subject to the successful implementation of this project and once the company is fully operational and generating inbound traffic, ICCI will enter in to a 3-year employment contract with Jonathan Rosenberg to act as the company's President to be involved strictly in growth strategy and M&A activities, with a compensation package which will include $350,000 annual salary plus 4% of the EBIT as defined by GAAP.

7.   The parties agree to keep this agreement - strictly confidential.

The parties intend to enter into a definitive agreement as soon as possible. Until the execution of the definitive agreement, this agreement will constitute as a binding agreement between the parties, governed by the laws of the state of New York.

AGREED:

Integrated Communications              Global Industry Development
Networks Inc.                          & Trade Ltd.

BY: /s/ [signature illegible]          BY: /s/ [signature illegible]
    -------------------------              -------------------------
Authorized Signature                   Authorized Signature

    President                              Chairman
-----------------------------          -----------------------------
Title                                  Title

    June 21, 1999                          July 19, 1999
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Date                                   Date